Exhibit 99.3B

Historical Non-US GAAP Financial Measures and Supplemental Information
In this document, the terms the "Company," "we" and "our" refer to Celanese Corporation and its subsidiaries on a consolidated basis.
Purpose
The purpose of this document is to provide information of interest to investors, analysts and other parties including supplemental financial information and reconciliations and other information concerning our use of non-US GAAP financial measures.
Presentation
This document presents the Company's four business segments, Engineered Materials, Acetate Tow, Industrial Specialties and Acetyl Intermediates, with one subtotal reflecting our core, the Acetyl Chain, which is based on similarities among customers, business models and technical processes. The Acetyl Chain includes the Company's Industrial Specialties segment and Acetyl Intermediates segment.
Use of Non-US GAAP Financial Measures
From time to time, management may publicly disclose certain numerical "non-GAAP financial measures" in the course of our earnings releases, financial presentations, earnings conference calls, investor and analyst meetings and otherwise. For these purposes, the Securities and Exchange Commission ("SEC") defines a "non-GAAP financial measure" as a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with US GAAP, and vice versa for measures that include amounts, or are subject to adjustments that effectively include amounts, that are excluded from the most directly comparable US GAAP measure so calculated and presented. For these purposes, "GAAP" refers to generally accepted accounting principles in the United States.
Non-GAAP financial measures disclosed by management are provided as additional information to investors, analysts and other parties because the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), operating margin, cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other US GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Investor Relations/Financial Information/SEC Filings page of our website, www.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies' methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company's non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Pursuant to the requirements of SEC Regulation G, whenever we refer to a non-GAAP financial measure, we will also present in this document, in the presentation itself or on a Form 8-K in connection with the presentation on the Investor Relations/Financial Information/Non-GAAP Financial Measures page of our website, www.celanese.com, to the extent practicable, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.
This document includes definitions and reconciliations of non-GAAP financial measures used from time to time by the Company.
Specific Measures Used
This document provides information about the following non-GAAP measures: adjusted EBIT, adjusted EBIT margin, operating EBITDA, operating EBITDA margin, operating profit (loss) attributable to Celanese Corporation, adjusted earnings per share, net debt, free cash flow and return on invested capital (adjusted). The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin and operating EBITDA margin is operating margin; for operating profit (loss) attributable to Celanese Corporation is operating profit (loss); for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; for net debt is total debt; for free cash flow is net cash provided by (used in) operations; and for return on invested capital (adjusted) is net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation stockholders' equity.

Definitions

•
Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items (refer to Table 8). We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted EBIT on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales. Adjusted EBIT margin has the same uses and limitations as Adjusted EBIT.

•
Adjusted EBIT by core (i.e. the Acetyl Chain) may also be referred to by management as core income. Adjusted EBIT margin by core may also be referred to by management as core income margin. Adjusted EBIT by business segment may also be referred to by management as segment income. Adjusted EBIT margin by business segment may also be referred to by management as segment income margin.

•
Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization. We believe that Operating EBITDA provides transparent and useful information to investors, analysts and other parties in evaluating our operating performance relative to our peer companies. Operating EBITDA margin is defined by the Company as Operating EBITDA divided by net sales. Operating EBITDA margin has the same uses and limitations as Operating EBITDA.

•
Operating profit (loss) attributable to Celanese Corporation is defined by the Company as operating profit (loss), less earnings (loss) attributable to noncontrolling interests ("NCI"). We believe that operating profit (loss) attributable to Celanese Corporation provides transparent and useful information to management, investors, analysts and other parties in evaluating our core operational performance. Operating margin attributable to Celanese Corporation is defined by the Company as operating profit (loss) attributable to Celanese Corporation divided by net sales. Operating margin attributable to Celanese Corporation has the same uses and limitations as Operating profit (loss) attributable to Celanese Corporation.

•
Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the above stated items that affect comparability and as a performance metric in the Company's incentive compensation plan. We do not provide reconciliations for adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Note: The income tax expense (benefit) on Certain Items ("Non-GAAP adjustments") is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management's assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. Table 3a summarizes the reconciliation of our GAAP effective tax rate to the adjusted tax rate.

•
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. ("Mitsui") related to our methanol joint venture, Fairway Methanol LLC ("Fairway"). We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company's liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

•
Net debt is defined by the Company as total debt less cash and cash equivalents. We believe that net debt provides useful information to management, investors, analysts and other parties in evaluating changes to the Company's capital structure and credit quality assessment.

•
Return on invested capital (adjusted) is defined by the Company as adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation stockholders' equity. We believe that return on invested capital (adjusted) provides useful information to management, investors, analysts and other parties in order to assess our income generation from the point of view of our stockholders and creditors who provide us with capital in the form of equity and debt and whether capital invested in the Company yields competitive returns. In addition, achievement of certain predetermined targets relating to return on invested capital (adjusted) is one of the factors we consider in determining the amount of performance-based compensation received by our management.

Supplemental Information
Supplemental Information we believe to be of interest to investors, analysts and other parties includes the following:

•
Net sales for the Acetyl Chain and each of our business segments and the percentage increase or decrease in net sales attributable to price, volume, currency and other factors for the Acetyl Chain and each of our business segments.

•	Cash dividends received from our equity and cost investments.

•
For those consolidated ventures in which the Company owns or is exposed to less than 100% of the economics, the outside stockholders' interests are shown as NCI. Beginning in 2014, this includes Fairway for which the Company's ownership percentage is 50%. Amounts referred to as "attributable to Celanese Corporation" are net of any applicable NCI.

Recent Developments
Effective January 1, 2018, we reorganized our operating and reportable segments to align with recent structural and management reporting changes. The change reflects the movement of our food ingredients business from the Consumer Specialties reportable segment into the Engineered Materials reportable segment. The former Consumer Specialties reportable segment is being renamed the Acetate Tow segment and the former Advanced Engineered Materials reportable segment is being renamed the Engineered Materials segment. This reorganization better reflects how we manage our food ingredients' related products commercially. These changes in operating and reportable segments were applied retrospectively to prior periods through 2014.
Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Table 1
Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	2016	2015	2014
	(In $ millions)
Net earnings (loss) attributable to Celanese Corporation	900	304	624
(Earnings) loss from discontinued operations	2	2	7
Interest income	(2)	(1)	(1)
Interest expense	120	119	147
Refinancing expense	6	—	29
Income tax provision (benefit)	122	201	314
Certain Items attributable to Celanese Corporation (Table 8)	130	611	148
Adjusted EBIT	1,278	1,236	1,268
Depreciation and amortization expense(1)	288	279	290
Operating EBITDA	1,566	1,515	1,558

	2016	2015	2014
	(In $ millions)
Engineered Materials	—	—	—
Acetate Tow	1	10	—
Industrial Specialties	—	28	2
Acetyl Intermediates	—	40	—
Other Activities(2)	1	—	—
Accelerated depreciation and amortization expense	2	78	2
Depreciation and amortization expense(1)	288	279	290
Total depreciation and amortization expense	290	357	292
______________________________

(1)	Excludes accelerated depreciation and amortization expense as detailed in the table above, which amounts are included in Certain Items above.

(2)
Other Activities includes corporate Selling, general and administrative ("SG&A") expenses, the results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 2 - Supplemental Segment Data and Reconciliation of Segment Adjusted EBIT and Operating EBITDA - Non-GAAP Measures - Unaudited

	2016		2015		2014
	(In $ millions, except percentages)
Operating Profit (Loss) / Operating Margin
Engineered Materials	377	24.3%	264	18.4%	187	11.8%
Acetate Tow	276	33.6%	233	27.1%	336	32.5%
Acetyl Chain(1)	444	14.2%	67	1.9%	586	13.6%
Other Activities(2)	(163)		(179)		(204)
Total	934	17.3%	385	6.8%	905	13.3%
Less: Net Earnings (Loss) Attributable to NCI(1)	6		(19)		(4)
Operating Profit (Loss) Attributable to Celanese Corporation	928	17.2%	404	7.1%	909	13.4%
Operating Profit (Loss) / Operating Margin Attributable to Celanese Corporation
Engineered Materials	377	24.3%	264	18.4%	187	11.8%
Acetate Tow	276	33.6%	233	27.1%	336	32.5%
Acetyl Chain
Industrial Specialties	103	10.5%	70	6.5%	60	4.9%
Acetyl Intermediates(1)	334	13.7%	16	0.6%	530	15.2%
Eliminations	1		—		—
Subtotal	438	14.0%	86	2.5%	590	13.7%
Other Activities(2)	(163)		(179)		(204)
Total	928	17.2%	404	7.1%	909	13.4%
Equity Earnings, Cost-Dividend Income, Other Income (Expense) Attributable to Celanese Corporation
Engineered Materials	125		153		170
Acetate Tow	107		106		115
Acetyl Chain
Industrial Specialties	—		—		—
Acetyl Intermediates	7		7		21
Subtotal	7		7		21
Other Activities(2)	22		14		52
Total	261		280		358
Non-Operating Pension and Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation
Engineered Materials	(1)		—		54
Acetate Tow	—		—		32
Acetyl Chain
Industrial Specialties	2		2		16
Acetyl Intermediates	—		—		32
Subtotal	2		2		48
Other Activities(2)	(42)		(61)		(281)
Total	(41)		(59)		(147)
Certain Items Attributable to Celanese Corporation (Table 8)
Engineered Materials	8		11		(59)
Acetate Tow	5		41		(46)
Acetyl Chain
Industrial Specialties	1		38		(12)
Acetyl Intermediates	6		365		(36)
Subtotal	7		403		(48)
Other Activities(2)	110		156		301
Total	130		611		148
___________________________

(1)	Net earnings (loss) attributable to NCI is included within the Acetyl Intermediates segment.

(2)
Other Activities includes corporate SG&A expenses, the results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 2 - Supplemental Segment Data and Reconciliation of Segment Adjusted EBIT and Operating EBITDA - Non-GAAP Measures - Unaudited

	2016		2015		2014
	(In $ millions, except percentages)
Adjusted EBIT / Adjusted EBIT Margin
Engineered Materials	509	32.8%	428	29.8%	352	22.2%
Acetate Tow	388	47.3%	380	44.1%	437	42.3%
Acetyl Chain
Industrial Specialties	106	10.8%	110	10.2%	64	5.2%
Acetyl Intermediates	347	14.2%	388	14.1%	547	15.7%
Eliminations	1		—		—
Subtotal	454	14.5%	498	14.2%	611	14.2%
Other Activities(2)	(73)		(70)		(132)
Total	1,278	23.7%	1,236	21.8%	1,268	18.6%
Depreciation and Amortization Expense(1)
Engineered Materials	95		103		111
Acetate Tow	41		46		38
Acetyl Chain
Industrial Specialties	34		36		48
Acetyl Intermediates	107		83		81
Subtotal	141		119		129
Other Activities(2)	11		11		12
Total	288		279		290
Operating EBITDA / Operating EBITDA Margin
Engineered Materials	604	38.9%	531	37.0%	463	29.2%
Acetate Tow	429	52.3%	426	49.5%	475	46.0%
Acetyl Chain
Industrial Specialties	140	14.3%	146	13.5%	112	9.2%
Acetyl Intermediates	454	18.6%	471	17.2%	628	18.0%
Eliminations	1		—		—
Subtotal	595	19.0%	617	17.6%	740	17.2%
Other Activities(2)	(62)		(59)		(120)
Total	1,566	29.1%	1,515	26.7%	1,558	22.9%
___________________________

(1)	Excludes accelerated depreciation and amortization expense, which amounts are included in Certain Items above. See Table 1 for details.

(2)
Other Activities includes corporate SG&A expenses, the results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 3
Adjusted Earnings (Loss) per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	2016		2015		2014
		per share		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	902	6.19	306	2.01	631	4.04
Income tax provision (benefit)	122		201		314
Earnings (loss) from continuing operations before tax	1,024		507		945
Certain Items attributable to Celanese Corporation (Table 8)	130		611		148
Refinancing and related expenses	6		—		29
Adjusted earnings (loss) from continuing operations before tax	1,160		1,118		1,122
Income tax (provision) benefit on adjusted earnings(1)	(197)		(201)		(236)
Adjusted earnings (loss) from continuing operations(2)	963	6.61	917	6.02	886	5.67
	Diluted shares (in millions)(3)
Weighted average shares outstanding	144.9		150.8		155.0
Incremental shares attributable to equity awards	0.8		1.5		1.2
Assumed conversion of preferred stock	—		—		—
Total diluted shares	145.7		152.3		156.2
______________________________

(1)	Calculated using adjusted effective tax rates as follows:

	2016	2015	2014
	(In percentages)
Adjusted effective tax rate	17	18	21

(2)	Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages)
2016	6.9	7.3
2015	(2.5)	7.8
2014	12.7	8.2

(3)	Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.

Table 3a
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Actual
	2016	2015
	(In percentages)
US GAAP effective tax rate	12	41
Discrete quarterly recognition of GAAP items(1)	1	2
Tax impact of other charges and adjustments(2)	3	(15)
Utilization of foreign tax credits	—	(2)
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	2	(5)
Other(4)	(1)	(3)
Adjusted tax rate	17	18
______________________________

(1)	Such as changes in tax laws, deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.

(2)	Reflects the tax impact on pre-tax adjustments presented in Certain Items (Table 8), which are excluded from pre-tax income for adjusted earnings per share purposes.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.

(4)	Tax impacts related to full-year forecasted tax opportunities and related costs.

Table 4
Net Sales by Segment - Unaudited

	2016	2015	2014
	(In $ millions)
Engineered Materials	1,552	1,434	1,586
Acetate Tow	821	861	1,033
Acetyl Chain
Industrial Specialties	979	1,082	1,224
Acetyl Intermediates	2,441	2,744	3,493
Eliminations(1)	(288)	(323)	(411)
Subtotal	3,132	3,503	4,306
Other Activities(2)	—	—	—
Intersegment eliminations(1)	(116)	(124)	(123)
Net sales	5,389	5,674	6,802
___________________________

(1)	Includes intersegment sales as follows:

	2016	2015	2014
	(In $ millions)
Acetate Tow	—	—	(2)
Industrial Specialties	(3)	—	—
Acetyl Intermediates	(401)	(447)	(532)
Intersegment eliminations	(404)	(447)	(534)

(2)
Other Activities includes corporate SG&A expenses, the results of captive insurance companies and certain components of net periodic benefit cost (interest cost, expected return on plan assets and net actuarial gains and losses).

Table 5
Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	2016	2015	2014
	(In $ millions)
Net cash provided by (used in) investing activities	(439)	(558)	(705)
Net cash provided by (used in) financing activities	(759)	(66)	(415)

Net cash provided by (used in) operating activities	893	862	962
Capital expenditures on property, plant and equipment	(246)	(520)	(678)
Capital (distributions to) contributions from NCI	(24)	214	264
Free cash flow(1)(2)	623	556	548
______________________________

(1)
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. ("Mitsui") related to our joint venture, Fairway Methanol LLC ("Fairway").

(2)	Excludes required debt service and capital lease payments of $56 million and $25 million for the years ended December 31, 2016 and 2015.

Table 6
Cash Dividends Received - Unaudited

	2016	2015	2014
	(In $ millions)
Dividends from equity method investments	131	176	148
Dividends from cost method investments	108	107	116
Total	239	283	264
Table 7
Net Debt - Reconciliation of a Non-GAAP Measure - Unaudited

	2016	2015	2014
	(In $ millions)
Short-term borrowings and current installments of long-term debt - third party and affiliates	118	513	137
Long-term debt, net of unamortized deferred financing costs	2,890	2,468	2,586
Total debt	3,008	2,981	2,723
Cash and cash equivalents	(638)	(967)	(780)
Net debt	2,370	2,014	1,943

Table 8
Certain Items - Unaudited
The following Certain Items attributable to Celanese Corporation are included in Net earnings (loss) and are adjustments to non-GAAP measures:

	2016	2015	2014	Income Statement Classification
	(In $ millions)
Plant/office closures	4	48	6	Cost of sales / SG&A / Other charges (gains), net
Asset impairments	6	165	5	Cost of sales / R&D / Other charges (gains), net
Mergers and acquisitions	3	—	—	SG&A
Actuarial (gain) loss on pension and postretirement plans	102	127	349	Cost of sales / SG&A / R&D
Restructuring	19	77	(140)	Various
InfraServ debt restructuring	—	—	(48)	Equity in net (earnings) loss of affiliates
Singapore contract termination	—	174	—	Other charges (gains), net
Commercial disputes(1)	(2)	6	(11)	Cost of sales / Other charges (gains), net
Start-up costs(2)	2	10	—	Cost of sales
Kelsterbach plant relocation	—	—	(1)	(Gain) loss on disposition
Other	(4)	4	(12)	Various
Certain Items attributable to Celanese Corporation	130	611	148
______________________________

(1)	Primarily associated with litigation settlement costs.

(2)	Primarily associated with Fairway joint venture operational start-up costs.

Table 9
Return on Invested Capital (Adjusted) - Presentation of a Non-GAAP Measure - Unaudited

			2016			2015			2014
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			900			304			624

Adjusted EBIT (Table 1)			1,278			1,236			1,268
Adjusted effective tax rate			17%			18%			21%
Adjusted EBIT tax effected			1,061			1,014			1,002

	2016	2015	Average	2015	2014	Average	2014	2013	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	118	513	316	513	137	325	137	177	157
Long-term debt, net of unamortized deferred financing costs	2,890	2,468	2,679	2,468	2,586	2,527	2,586	2,863	2,725
Celanese Corporation stockholders' equity	2,588	2,378	2,483	2,378	2,818	2,598	2,818	2,699	2,759
Invested capital			5,478			5,450			5,641

Return on invested capital (adjusted)			19.4%			18.6%			17.8%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			16.4%			5.6%			11.1%